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                                     LAW OFFICES
                                    MCAFEE & TAFT
                              A PROFESSIONAL CORPORATION
                          TENTH FLOOR, TWO LEADERSHIP SQUARE
                                  211 NORTH ROBINSON
                          OKLAHOMA CITY, OKLAHOMA 73102-7101
                                    (405) 235-9621
                                  FAX (405) 235-0439


                                   November 6, 1997




Fleming Companies, Inc.
6301 Waterford Boulevard
Post Office Box 26647
Oklahoma City, Oklahoma 73126

          Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     Reference is made to the above-captioned registration statement (the "Registration Statement") which is being filed concurrently with the Securities and Exchange Commission by Fleming Companies, Inc. (the "Company") and certain of its subsidiaries (the "Subsidiary Guarantors") with respect to (a) $250 million principal amount of 10 1/2% Series B Senior Subordinated Notes due 2004 ("New Notes due 2004") of the Company to be offered in exchange for $250 million principal amount of its outstanding 10 1/2% Senior Subordinated Notes due 2004 ("Old Notes due 2004") and (b) $250 million principal amount of 10 5/8% Series B Senior Subordinated Notes due 2007 ("New Notes due 2007") of the Company to be offered in exchange for $250 million principal amount of its outstanding 10 5/8% Senior Subordinated Notes due 2007 ("Old Notes due 2007"). The Old Notes due 2004 were, and the New Notes due 2004 will be, issued pursuant to the Indenture dated as of July 25, 1997 among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and Manufacturers and Traders Trust Company
("M&T"), as trustee (the "Notes due 2004 Indenture"), which will be filed as
Exhibit 4.21 to the Registration Statement. The Old Notes due 2007 were, and the New Notes due 2007 will be, issued pursuant to the Indenture dated as of July 25, 1997 among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and M&T, as trustee (the "Notes due 2007 Indenture"), which will be filed as Exhibit 4.20 to the Registration Statement. The New Notes due
2004 and the New Notes due 2007 are referred to, collectively, as the "New Notes," and the Notes due 2004 Indenture and the Notes due 2007 Indenture are referred to, together, as the "Indentures."

     We have examined the Indentures, the forms of certificate which will evidence the New Notes (the "Certificates"), and certain corporate records of the Company and the Subsidiary Guarantors, and

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we have made such other investigations as we have deemed appropriate in order to express the opinion set forth herein.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Oklahoma; and

     2. The Indentures, the New Notes, and the guarantees of the New Notes by the Subsidiary Guarantors (the "Guarantees") have been duly and validly authorized, and the New Notes and Guarantees, when issued in accordance with the terms of the respective Indentures, will constitute binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with the terms of the Indentures and the Certificates, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law).

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                        Very truly yours,

                                        McAFEE & TAFT A PROFESSIONAL CORPORATION

                                        McAfee & Taft A Professional Corporation